Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of

Consolidated Affiliated Entities of the Registrant

Subsidiaries:

Sky City Holdings Limited, a British Virgin Islands company

Sky City Hong Kong Limited, a Hong Kong company

Sky City (Beijing) Technology Co., Ltd., a PRC company

Anxunying (Tianjin) Commercial Factoring Co., Ltd., a PRC company

Pintec (Ganzhou) Technology Co., Ltd., a PRC company

Huatai (Ningxia) Enterprise Consulting Service Partnership, a PRC limited partnership

Pintec (Beijing) Technology Co., Ltd., a PRC company

Pintec (Yinchuan) Technology Co., Ltd., a PRC company

Next Hop Holdings Limited, a British Virgin Islands company

Next Hop Hong Kong Limited, a Hong Kong company

FT Synergy Pte. Ltd., a Singapore company

FT Synergy Hong Kong Limited, a Hong Kong company

FT Synergy Pty Ltd., an Australian company

Infrarisk Pty Ltd., an Australian company

Infrarisk Limited, a UK company

FT Synergy Asia-Pacific Holding Pte. Ltd., a Singapore company

Shenzhen Yingfurisi Technology Information Co., Ltd., a PRC company

Pintec Huiju (Yinchuan) Technology Co., Ltd., a PRC company

Pintec (Xinjiang) Technology Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Anquying (Tianjin) Technology Co., Ltd., a PRC company

Pintec Jinke (Beijing) Technology Information Co., Ltd., a PRC company

Beijing Hongdian Fund Distributor Co., Ltd., a PRC company

Beijing Xinshun Dingye Technology Co., Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai Anquying Technology Co., Ltd., a PRC company

Ganzhou Aixin Network Micro Finance Co., Ltd., a PRC company

Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd., a PRC company

Ganzhou Dumiao Intelligence Technology Co., Ltd., a PRC company

Pintec Yunke (Ganzhou) Information Technology Co., Ltd., a PRC company

Myfin Insurance Broker Co., Ltd., a PRC company

Shenzhen Xiaogang Technology Co., Ltd., a PRC company

Pintec Digital Technology (Beijing) Co., Ltd., a PRC company

Xuanji Intelligence (Beijing) Technology Co., Ltd., a PRC company

Qilehui Credit Information Co., Ltd, a PRC company